EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS DECEMBER 2006

OPERATIONAL PERFORMANCE

HOUSTON, Jan. 2, 2007 - Continental Airlines (NYSE: CAL) today reported a December consolidated (mainline plus regional) load factor of 79.5 percent, 1.8 points above the December 2005 consolidated load factor. The carrier reported a mainline load factor of 79.9 percent, 1.9 points above the December 2005 mainline load factor, and a domestic mainline load factor of 81.8 percent, 2.1 points above December 2005. All three were records for the month. In addition, the airline had an international mainline load factor of 77.5 percent, 1.7 points above December 2005.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 73.4 percent and a December mainline completion factor of 99.6 percent.

In December 2006, Continental flew 7.5 billion consolidated revenue passenger miles (RPMs) and 9.4 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 6.9 percent and a capacity increase of 4.4 percent as compared to December 2005. In December 2006, Continental flew 6.6 billion mainline RPMs and 8.3 billion mainline ASMs, resulting in a mainline traffic increase of 7.1 percent and a 4.6 percent increase in mainline capacity as compared to December 2005. Domestic mainline traffic was 3.7 billion RPMs in December 2006, up 5.4 percent from December 2005, and domestic mainline capacity was 4.5 billion ASMs, up 2.8 percent from December 2005.

For December 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 3.5 and 4.5 percent compared to December 2005, while mainline passenger RASM is estimated to have increased between 5.5 and 6.5 percent compared to December 2005. For November 2006, consolidated passenger RASM increased 3.3 percent compared to November 2005, while mainline passenger RASM increased 4.6 percent from November 2005.

Continental estimates fourth quarter consolidated RASM to have increased between 4.1 and 4.4 percent compared to the fourth quarter 2005, and fourth quarter cost per available seat mile (CASM) to be in line with its most recently provided guidance. As a result, the company expects to report a modest loss for the quarter, excluding special charges.

Continental ended the fourth quarter of 2006 with unrestricted cash and short-term investments of approximately $2.48 billion.

December 2006 sales at continental.com increased 19.0 percent over December 2005.

Continental's regional operations had a record December load factor of 77.0 percent, 1.6 points above the December 2005 load factor. Regional RPMs were 864.7 million and regional ASMs were 1,122.5 million in December 2006, resulting in a traffic increase of 5.8 percent and a capacity increase of 3.6 percent versus December 2005.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 136 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 44,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters, disruptions in its computer systems, and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
DECEMBER	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,692,649	3,502,067	5.4	Percent

International	2,924,105	2,678,063	9.2	Percent
Transatlantic	1,388,403	1,247,101	11.3	Percent
Latin America	932,655	834,568	11.8	Percent
Pacific	603,047	596,394	1.1	Percent

Mainline	6,616,754	6,180,130	7.1	Percent
Regional	864,673	817,187	5.8	Percent
Consolidated	7,481,427	6,997,317	6.9	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,513,702	4,392,163	2.8	Percent

International	3,771,209	3,531,177	6.8	Percent
Transatlantic	1,760,431	1,598,923	10.1	Percent
Latin America	1,206,874	1,136,085	6.2	Percent
Pacific	803,904	796,169	1.0	Percent

Mainline	8,284,911	7,923,340	4.6	Percent
Regional	1,122,500	1,083,351	3.6	Percent
Consolidated	9,407,411	9,006,691	4.4	Percent
PASSENGER LOAD FACTOR
Domestic	81.8 Percent	79.7 Percent	2.1	Points

International	77.5 Percent	75.8 Percent	1.7	Points
Transatlantic	78.9 Percent	78.0 Percent	0.9	Points
Latin America	77.3 Percent	73.5 Percent	3.8	Points
Pacific	75.0 Percent	74.9 Percent	0.1	Points

Mainline	79.9 Percent	78.0 Percent	1.9	Points
Regional	77.0 Percent	75.4 Percent	1.6	Points
Consolidated	79.5 Percent	77.7 Percent	1.8	Points
ONBOARD PASSENGERS
Mainline	4,126,385	3,918,862	5.3	Percent
Regional	1,520,399	1,431,241	6.2	Percent
Consolidated	5,646,784	5,350,103	5.5	Percent
CARGO REVENUE TON MILES (000)
Total	94,381	91,771	2.8	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	43,265,353	39,940,548	8.3	Percent

International	35,923,404	31,320,573	14.7	Percent
Transatlantic	17,849,226	15,505,590	15.1	Percent
Latin America	10,635,518	9,033,775	17.7	Percent
Pacific	7,438,660	6,781,208	9.7	Percent

Mainline	79,188,757	71,261,121	11.1	Percent
Regional	10,324,683	8,937,931	15.5	Percent
Consolidated	89,513,440	80,199,052	11.6	Percent
AVAILABLE SEAT MILES (000)
Domestic	51,739,060	49,215,120	5.1	Percent

International	45,927,523	40,430,681	13.6	Percent
Transatlantic	22,655,069	19,387,805	16.9	Percent
Latin America	13,554,639	11,997,375	13.0	Percent
Pacific	9,717,815	9,045,501	7.4	Percent

Mainline	97,666,583	89,645,801	8.9	Percent
Regional	13,251,072	11,972,886	10.7	Percent
Consolidated	110,917,655	101,618,687	9.2	Percent
PASSENGER LOAD FACTOR
Domestic	83.6 Percent	81.2 Percent	2.4	Points

International	78.2 Percent	77.5 Percent	0.7	Points
Transatlantic	78.8 Percent	80.0 Percent	-1.2	Points
Latin America	78.5 Percent	75.3 Percent	3.2	Points
Pacific	76.5 Percent	75.0 Percent	1.5	Points

Mainline	81.1 Percent	79.5 Percent	1.6	Points
Regional	77.9 Percent	74.7 Percent	3.2	Points
Consolidated	80.7 Percent	78.9 Percent	1.8	Points
ONBOARD PASSENGERS
Mainline	48,782,037	44,939,634	8.6	Percent
Regional	18,330,783	16,076,042	14.0	Percent
Consolidated	67,112,820	61,015,676	10.0	Percent
CARGO REVENUE TON MILES (000)
Total	1,076,472	1,020,350	5.5	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
DECEMBER	2006	2005	Change
On-Time Performance [1]	73.4%	71.0%	2.4	Points
Completion Factor [2]	99.6%	99.6%	-	Points
November 2006 year-over-year consolidated RASM change			3.3	Percent
November 2006 year-over-year mainline RASM change			4.6	Percent
December 2006 estimated year-over-year consolidated RASM change			3.5-4.5	Percent
December 2006 estimated year-over-year mainline RASM change			5.5-6.5	Percent
December 2006 estimated average price per gallon of fuel, including fuel taxes			1.99	Dollars
Forth Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.01	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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